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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 27, 2008, with respect to the consolidated financial statements of Kratos Defense & Security Solutions, Inc. (the "Company"), and our report dated March 24, 2008 with respect to the consolidated financial statements of Haverstick Consulting, Inc. contained in the Company's Registration Statement on Form S-4. We consent to the use of the aforementioned reports in the Registration Statement on Form S-4, and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP

San Diego, California
November 24, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM